Exhibit 10.2

PARENT SUPPORT AGREEMENT

This PARENT SUPPORT AGREEMENT, dated as of December 7, 2021 (this “Agreement”), is entered into by and among Pine Technology Acquisition Corp., a Delaware corporation (“Parent”), The Tomorrow Companies Inc., a Delaware corporation (the “Company”), Pine Technology Sponsor LLC, a Delaware limited liability company (“Sponsor”) and any transferees who become party to this Agreement pursuant to Section 2 (the “Parent Holders”). Capitalized terms used herein and not otherwise defined will have the meaning given such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Parent, Pine Technology Merger Corp., a Delaware corporation (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent;

WHEREAS, as of the date hereof, Sponsor is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 8,625,000 Parent Class B Shares (the “Sponsor Shares,” together with any Parent Class A Shares and Parent Class B Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) has been or is hereafter acquired by Sponsor through the Closing Date (or, if earlier, prior to the termination of this Agreement) are referred to herein as the “Shares”);

WHEREAS, as of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of warrants to purchase 5,933,333 Parent Class A Shares (together with the Shares, the “Subject Securities”); and

WHEREAS, in order to induce Parent and the Company to enter into the Merger Agreement, Sponsor is executing and delivering this Agreement to Parent and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the parties hereto agree as follows:

1. Agreement to Vote. Each of Sponsor and the Parent Holders, by this Agreement, with respect to its Shares, hereby agrees to (a) vote, at any meeting of the stockholders of Parent, and in any action by written consent of the stockholders of Parent, all of its Shares (i) in favor of the approval and adoption of the Merger Agreement, each of the Parent Proposals, the transactions contemplated by the Merger Agreement and this Agreement, and if applicable, the adoption and approval of a proposal for the adjournment of the Parent Stockholder Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing, and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement, the approval of the Parent Proposals and considered and voted upon by the stockholders of Parent in connection therewith, (b) appear at any meeting of the stockholders of Parent for purposes of constituting a quorum, and (c) vote at any meeting of the stockholders of Parent, against any proposals that would materially impede the transactions.

2. Redemption and Transfer of Shares. Each of Sponsor and the Parent Holders agrees that it shall not, directly or indirectly, (a) redeem, submit a request to Parent’s transfer agent to redeem or otherwise exercise any right to redeem, any Subject Securities, (b) sell, assign, hypothecate, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Subject Securities or otherwise agree to do any of the foregoing (a “Transfer”), (c) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, hypothecation, transfer (including by operation of law) or other disposition of any Subject Securities, (e) establish or increase a put equivalent position or liquidate or decrease a call equivalent provision within the meaning of Section 16 of the Exchange Act with respect to any Subject Securities, (f) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (g) publicly announce any intention to effect any of the foregoing transactions; provided, however, Sponsor may Transfer any of its Subject Securities (i) to Parent’s directors or officers, any Affiliates or family members of any of Parent’s directors or officers, any members of Sponsor, or any Affiliates of Sponsor and (ii) by private sales or transfers made in connection with transactions contemplated by the Merger Agreement at prices no greater than the price at which the Subject Securities were originally purchased (a “Permitted Transfer”); provided, further, as a precondition to any such Permitted Transfer, the transferee must become a party to this Agreement by executing and delivering a signed joinder agreement in a form and substance satisfactory to Parent and the Company.

3. Waiver of Anti-Dilution Provision. Sponsor and each Parent Holder hereby waives (for itself or its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of Parent (as may be amended or restated from time to time, the “Certificate of Incorporation”), the provisions of Article IV, Section 4.3(b) of the Certificate of Incorporation to have the Parent Class B Shares convert to Parent Class A Shares at a ratio of greater than one-for-one. The waiver specified in this Section 3 shall be applicable only in connection with the transactions contemplated by the Merger Agreement and this Agreement (and any shares of Class A Common Stock or equity-linked securities issued in connection with the transactions contemplated by the Merger Agreement and this Agreement) and shall be void and of no force and effect if the Merger Agreement shall be terminated for any reason.

4. Closing Date Deliverables. On the Closing Date, Sponsor shall deliver to the Company a duly executed copy of that certain Registration Rights Agreement, by and among Parent, the Company, Sponsor, certain of the Company’s stockholders or their respective affiliates, as applicable, and the other Holders (as defined therein) party thereto, in substantially the form attached as Exhibit E to the Merger Agreement.

5. Representations and Warranties. Sponsor represents and warrants to the Company as follows:

(a) The execution, delivery and performance by Sponsor of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or operating agreement (the “Organizational Documents”), of Sponsor or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b) Sponsor owns of record and has good, valid and marketable title to the Shares free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of Sponsor) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and Sponsor does not own, directly or indirectly, any other Shares.

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by Sponsor.

6. Termination. This Agreement and the obligations of Sponsor and each parent Holder under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and Sponsor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Miscellaneous.

(a) Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

if to the Company:

The Tomorrow Companies Inc.

9 Channel Center Street, 7th Floor

Boston, MA 02127

Attn: Chief Executive Officer

E-mail: ####

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: William J. Schnoor

                  Paul R. Rosie

E-mail:      wschnoor@goodwinlaw.com

                  prosie@goodwinlaw.com

if to Parent or Sponsor:

Pine Technology Acquisition Corp.

260 Lena Drive

Aurora, OH 44202

Attention: Adam Karkowsky

E-mail: adam.karkowsky@amtrustgroup.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Adam M. Givertz

E-mail: agivertz@paulweiss.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Merger Agreement and the Additional Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon the Company, Sponsor until such time as the Merger Agreement is executed.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PINE TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:

THE TOMORROW COMPANIES INC.

By:
Name:
Title:

PINE TECHNOLOGY SPONSOR LLC

By:
Name:
Title: